EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following tables set forth unaudited pro forma condensed combined financial information of Berry Global Group, Inc. (“Berry” or the “Company”) and RPC Group Plc (“RPC”) as of and for (i) the twelve months ended September 29, 2018 and (ii) the six months ended March 30, 2019.  The pro forma financial information has been derived by application of pro forma adjustments to our audited and unaudited historical consolidated financial statements.
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of all of the equity (the “RPC Acquisition”) of RPC as if it had occurred on March 30, 2019.
The unaudited pro forma condensed combined statements of operations give effect to the RPC Acquisition as if it had occurred on October 1, 2017.
The Berry historical financial data as of and for the twelve months ended September 29, 2018 is derived from our audited financial statements. The Berry historical financial data for the six month period ended March 30, 2019 have been derived from our unaudited condensed consolidated financial statements.
The unaudited pro forma condensed combined financial information includes estimated adjustments directly attributable to the RPC Acquisition that are expected to have a continuing impact on the Company. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.  The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations and financial condition would have been had the RPC Acquisition occurred as of the dates indicated, nor does it project our results of operations for any future period or our financial condition at any future date.
The unaudited pro forma condensed combined financial information should be read in connection with (i) Berry’s audited consolidated financial statements, and the related notes thereto, and the risk factors set forth in Berry’s Annual Report on Form 10-K for the year ended September 30, 2018, and (ii) RPC’s audited consolidated financial statements and related notes for the year-ended March 31, 2019 included in this Form 8-K.
RPC’s historical financial statements were prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”), which differ from U.S. GAAP.  RPC’s historical audited financial statements utilized in the unaudited pro forma condensed combined financial information are as of and for the fiscal years ended March 31, 2019 and March 31, 2018 and are included in this Form 8-K.  RPC’s historical unaudited interim financial statements utilized in the pro forma condensed combined financial information are as of and for the six month periods ended September 30, 2018 and September 30, 2017 and included in this Form 8-K.  The unaudited pro forma condensed combined statement of operations for the twelve months ended September 29, 2018 is derived by utilizing RPC’s audited historical financial data as of the fiscal year ended March 31, 2018 and subtracting the unaudited interim historical financial data as of the six month period ended September 30, 2017 and combining with unaudited interim historical financial data as of the six month period ended September 30, 2018.  The unaudited pro forma condensed combined statement of operations for the six months ended March 30, 2019 is derived by utilizing RPC’s audited historical financial data as of the fiscal year ended March 31, 2019 and subtracting the unaudited interim historical financial data as of the six month period ended September 30, 2018.  Within the unaudited pro forma information presented, the Company has made various adjustments to reflect IFRS to U.S. GAAP differences based on RPC’s available information and certain assumptions we believe are reasonable.  Adjustments were made to translate RPC’s financial statements from British Pounds to U.S. dollars based upon applicable historical exchange rates, which may differ materially from future exchange rates.
The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies or presentation unless otherwise noted.
The RPC Acquisition will be accounted for using the purchase method of accounting. RPC was acquired by Berry in July 2019. The purchase accounting allocations in the RPC Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed. The actual fair values of RPC’s assets acquired, liabilities assumed and resulting goodwill may differ significantly from the adjustments set forth in the unaudited pro forma condensed combined financials.

Berry Global Group, Inc.
           Unaudited Pro Forma Condensed Combined Balance Sheet
  As of March 30, 2019
($ in millions)
			Pro Forma Adjustments (1)
	Berry Historical	RPC(3) U.S. GAAP	Transaction		Financing		Pro Forma Combined
Cash	$353	$251	$(6,160)	(a)	$6,500	(i)	$944
Accounts receivable, net	907	903	—		—		1,810
Inventory	929	696	44	(b)	—		1,669
Prepaid expenses and other current assets	78	57	(1)	(h)	—		134

Total current assets	2,267	1,907	(6,117)		6,500		4,557
Property, plant and equipment, net	2,449	1,795	237	(c)	—		4,481
Goodwill, intangible assets, and deferred costs	4,201	2,425	1,885	(d)	—		8,511
Other assets	67	27	(21)	(h)	—		73

Total assets	$8,984	$6,154	$(4,016)		$6,500		$17,622

Accounts payable	$657	$1,211	$—		$—		$1,868
Accrued expenses and other current liabilities	433	168	—		—		601
Current portion of long-term debt	37	18	(13)	(e)	—		42

Total current liabilities	1,127	1,397	(13)		—		2,511
Long-term debt	5,690	1,857	(1,847)	(e)	6,589	(e)	12,289
Deferred income taxes	346	115	357	(f)	—		818
Other long-term liabilities	290	272	—		—		562
Stockholders’ equity	1,531	2,513	(2,513)	(g)	(89)	(i)	1,442

Total liabilities and equity	$8,984	$6,154	$(4,016)		$6,500		$17,622

Berry Global Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended March 30, 2019
($ in millions, except per share data)
			Pro Forma Adjustments (2)
	Berry Historical	RPC U.S. GAAP(3)	Transaction		Financing		Pro Forma Combined
Net sales	$3,922	$2,383	$—		$—		$6,305
Cost of goods sold	3,197	1,923	28	(j)	—		5,148
Selling, general and administrative	267	190					457
Amortization of intangibles	81	37	23	(j)			141
Restructuring and impairment	16	74					90

Operating income (loss)	361	159	(51)		—		469
Other expense, net	23	—	—		—		23
Interest expense, net	130	23	(23)	(k)	162	(k)	292

Income (loss) before income taxes	208	136	(28)		(162)		154
Income tax expense (benefit)	46	43	(7)	(l)	(40)	(l)	42

Net income (loss)	$162	$93	$(21)		$(122)		$112

Net income per share:
Basic	$1.24						$0.86
Diluted	1.21						0.84
Outstanding weighted-average shares:
Basic	130.8						130.8
Diluted	133.9						133.9

Berry Global Group, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended September 29, 2018
($ in millions, except per share data)

			Pro Forma Adjustments (2)
	Berry Historical	RPC U.S. GAAP(3)	Transaction		Financing		Pro Forma Combined
Net sales	$7,869	$4,698	$—		$—		$12,567
Cost of goods sold	6,438	3,824	57	(j)	—		10,319
Selling, general and administrative	480	348					828
Amortization of intangibles	154	73	46	(j)			273
Restructuring and impairment	36	9			—		45

Operating income (loss)	761	444	(103)		—		1,102
Other expense, net	25	(1)	—		—		24
Interest expense, net	259	66	(66)	(k)	324	(k)	583

Income (loss) before income taxes	477	379	(37)		(324)		495
Income tax expense (benefit)	(19)	67	(9)	(l)	(81)	(l)	(42)

Net income (loss)	$496	$312	$(28)		$(243)		$537

Net income per share:
Basic	$3.77						$4.09
Diluted	3.67						3.97
Outstanding weighted-average shares:
Basic	131.4						131.4
Diluted	135.2						135.2

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Description of Transaction
In July 2019, the Company completed the acquisition of the entire outstanding share capital of RPC, for aggregate consideration of approximately $6.2 billion (including settlement of RPC’s debt), which is preliminary and subject to adjustment. In connection with the RPC Acquisition, we borrowed (i) $4,250 million and €1,075 million via incremental term loans and (ii) $1,250 million and $500 million via senior secured first and second priority notes respectively.
Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting and was based on the historical financial statements of the Company and RPC and has been prepared to illustrate the effects of the RPC Acquisition and related financings as if they occurred on the first date of the period presented.  The results of the acquisitions of Nordfolien GmbH, Spec Group, PLASgran Limited and Neluplast Tiefzieh-Technik GmbH have been included in RPC’s operations since April 2018, August 2018, August 2018, and January 2019 respectively.  Additionally, during the twelve months ended September 29, 2018, the results of the acquisitions of Clopay Plastics Products Company, Inc. and Laddawn, Inc. have been included in the Company’s operations since February 2018 and August 2018, respectively.  As these acquisitions were not considered significant, no pro forma adjustments have been made with respect to their operations prior to the date of acquisition.
The RPC Acquisition will be accounted for using the purchase method of accounting.  Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. In accordance with U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The purchase accounting allocations in the RPC Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our long-lived tangible and identified intangible assets acquired and liabilities assumed.  The actual fair values of RPC’s assets acquired, liabilities assumed and resulting goodwill may differ materially from the adjustments set forth in the unaudited pro forma condensed combined financials.  Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.
Note 1. Balance Sheet
(a)	This reflects the estimated purchase price of the RPC Acquisition, as calculated below.

Shares outstanding including outstanding options	418,583,682
Offer share price in GBP	£7.93
Equity value in GBP	£3,319
Equity value converted to USD @ $1.3021/£1	$4,322
Plus: Historical debt settled	1,860
Less: Settlement of outstanding derivatives	(22)
Use of cash	$6,160
(b)	This relates to the step up of finished goods inventory to fair value of 13% which was determined based on the average of our historical acquisition increases to finished goods inventory balances.
(c)	This relates to the write up of fixed assets to fair value of 13% which was determined based on the average of our historical acquisition increases to fixed asset balances.
(d)
This reflects our allocation of the excess of the proceeds over the net assets acquired to goodwill and estimated identified intangible assets ($1,432 million). Estimated identified intangible assets were determined based on our historical acquisition experience in which case our fair value estimates for identifiable intangible assets represented on average 23% of the total purchase price.  The goodwill and intangible asset adjustment was calculated as follows:

Use of cash	$6,160
Plus: liabilities assumed	1,781
Less: historical basis of assets	(6,132)
Plus: net deferred tax impact of pro forma adjustments	357
Less: inventory and fixed asset impact of pro forma adjustments	(281)
Goodwill and intangible assets adjustment	$1,885
(e)	This reflects the incurrence of the debt to finance the RPC Acquisition and repayment of historical RPC debt less capital leases and other debt assumed as part of the RPC Acquisition.

First Priority Notes, net fees	$1,232
Second Priority Notes, net fees	493
Term Loan, net discount and fees	5,564
Less: Refinancing of existing Berry term loan with maturity of Feb 2020	(700)
Net debt incurred to finance RPC Acquisition	$6,589

Historical debt including current portion	$1,875
Less: Assumed RPC historical capital leases and other	(15)
Net debt repaid	$1,860
(f)	This reflects the deferred tax impact from recording the preliminary valuation adjustments listed below.

Intangible preliminary purchase price allocation	$1,432
Less: RPC historical intangible balance	(284)
Plus: Estimated inventory step up	44
Plus: Estimated write up of fixed assets	237
$1,429
Assumed combined statutory tax rate	25%
Deferred tax impact from preliminary valuation analysis	$357

(g)	This reflects the elimination of RPC’s historical net equity.

(h)	This reflects the termination and settling in cash of RPC’s existing derivative contracts upon the consummation of the transaction.

Prepaid expenses and other current assets	$1
Other assets	21
Increase in Cash	$22

(i)	This reflects the estimated cash proceeds, net of fees, received as a result of the RPC acquisition financing.

Net debt incurred to finance RPC Acquisition	$6,589
Excess cash needed for transaction costs upon the closing of the RPC Acquisition	(89)
Source of cash	$6,500

Note 2. Income Statement
(j)
This relates to the increase in (i) depreciation expense that would result from the $237 million estimated fair value step up of long-lived tangible assets with an average useful life of twelve years for buildings and eight years for equipment and (ii) amortization expense that would result from the $1,432 million estimated fair value of identified intangible assets acquired with an average useful life of twelve years. Useful lives were determined using the average of our historical acquisition experience.

(k)	This represents the elimination of the historical interest expense of RPC and the new pro forma interest expense related to the RPC Acquisition. The adjustment is as follows:
	Six months ended	Twelve months ended
	March 30, 2019	September 29, 2018

Eliminate historical interest expense	$(23)	$(66)
RPC Acquisition financing (1)	151	302
Amortization of deferred financing fees and discount	11	22
	$139	$258

(1) Represents a 4.5% average variable interest rate on the incremental term loan and senior secured first and second priority notes, a 0.25% change in interest rate would change annual interest expense by approximately $18 million.
(l)	This reflects the income tax effect of pro forma adjustments at an estimated combined statutory rate of 25%.

Note 3. RPC’s Converted Historical Financial Information
The following financial information illustrates the impact of adjustments made to RPC’s reported financials prepared in accordance with International Financial Standards as adopted by the International Accounting Standards Board (“IFRS”) reported in British Pounds as if they were presented on a basis consistent with Berry.  These adjustments reflect estimates based on available RPC information and certain assumptions we believe are reasonable which could differ materially from the actual adjustments once conformed.
The following applicable historical exchange rates were utilized in order to translate RPC’s historical financial information form British Pounds to U.S. dollars.  Future exchange rates may differ from those used for this translation.
	Six months ended						Fiscal year ended
	March 2019		September 2018		September 2017		March 2019		March 2018
Historical Exchange Rates:
Average daily closing exchange rate for	£$	1.2942/1	£$	1.3315/1	£$	1.2942/1	£$	1.3281/1	£$	1.3267/1
Closing exchange rate as of	£$	1.3021/1
RPC’s reported financial statements presented in accordance with IFRS have been adjusted in order to present them on a basis consistent with Berry’s accounting presentation under U.S. GAAP. The adjustments include the following:
i. Reclasses: represents modifications to the historical RPC financial statements to conform to Berry’s financial statement presentation.
ii. Pension: represents the net impact of the remeasurement gains and losses recognized in net earnings under U.S. GAAP. IFRS does not permit recognition of remeasurement gains and losses in net earnings in current or future periods.
iii. Contract provisions: represents the elimination of out-of-market contract provisions historically recorded as part of the purchase accounting valuations which were amortized into earnings as contract factors improved.
iv. Intangibles: represents the elimination of capitalized internal development costs in the period presented that would have otherwise been expensed under U.S. GAAP.

Condensed Combined Balance Sheet as of March 31, 2019
Reclassifications and IFRS to U.S. GAAP Adjustments
	RPC IFRS Reported (in GBP)	Reclasses	Contract Provisions	Intangibles	RPC U.S. GAAP (in GBP)	RPC U.S. GAAP (in USD)
(in millions)
Cash	£193	£-	£-	£-	£193	$251
Accounts receivable, net	694	-	-	-	694	903
Inventory	535	-	-	-	535	696
Assets held for sale	31	(31)	-	-	-	-
Current tax receivable	12	(12)	-	-	-	-
Derivative financial instruments	1	(1)	-	-	-	-
Prepaid expenses and other current assets	-	44	-	-	44	57
Total current assets	1,466	-	-	-	1,466	1,907

Property, plant and equipment, net	1,378	-	-	-	1,378	1,795
Goodwill and intangible assets	1,873	-	(5)	(6)	1,862	2,425
Equity method investments	5	(5)	-	-	-	-
Derivative instruments	16	(16)	-	-	-	-
Deferred tax assets	111	(111)	-	-	-	-
Other assets	-	21	-	-	21	27
Total assets	£4,849	£(111)	£(5)	£(6)	£4,727	$6,154

Accounts payable	£930	£-	£-	£-	£930	$1,211
Accrued expenses and other current liabilities	9	121	(1)	-	129	168
Liabilities held for sale	23	(23)	-	-	-	-
Current tax liabilities	96	(96)	-	-	-	-
Deferred and contingent consideration	1	(1)	-	-	-	-
Derivative financial instruments	1	(1)	-	-	-	-
Current portion of long-term debt	14	-	-	-	14	18
Total current liabilities	1,074	-	(1)	-	1,073	1,397

Long-term debt	1,426	-	-	-	1,426	1,857
Employee benefits	190	(190)	-	-	-	-
Deferred and contingent consideration	1	(1)	-	-	-	-
Deferred income taxes	199	(111)	-	-	88	115
Other long-term liabilities	22	191	(4)	-	209	272

Stockholders’ equity	-	1,937	-	(6)	1,931	2,513
Share capital	20	(20)	-	-	-	-
Share premium	696	(696)	-	-	-	-
Merger reserve	727	(727)	-	-	-	-
Capital redemption reserve	2	(2)	-	-	-	-
Translation reserve	125	(125)	-	-	-	-
Cash flow hedging reserve	1	(1)	-	-	-	-
Retained earnings	363	(363)	-	-	-	-
Non-controlling interest	3	(3)	-	-	-	-
Total liabilities and equity	£4,849	£(111)	£(5)	£(6)	£4,727	$6,154

Condensed Combined Income Statements for the six months ended September 30, 2017
Reclassifications and IFRS to U.S. GAAP Adjustments
	RPC IFRS Reported	Reclasses	Pension	Contract Provisions	Intangibles	RPC U.S. GAAP (in GBP)	RPC U.S. GAAP (in USD)
(in millions)
Net Sales	£1,770	£(75)	£-	£-	£-	£1,695	$2,194
Cost of goods sold		1,354	-	19	-	1,373	1,777
Selling, general and administrative		134		-	2	136	175
Restructuring and impairments		3		-	-	3	4
Operating costs	1,568	(1,568)	-	-	-	-	-
Amortization of intangibles	25	2	-	-	-	27	35
Operating income	177	-	-	(19)	(2)	156	203
Other expense (income), net	(1)	-	-	-	-	(1)	(1)
Interest expense, net	16	-	(4)	-	-	12	16
Income (loss) before taxes	162	-	4	(19)	(2)	145	188
Income tax expense (benefit)	44	-	1	(5)	(1)	39	52
Net income (loss) from continuing ops	118	-	3	(14)	(1)	106	136
(Gain)/loss from discontinued operations	(5)	-	-	-	-	(5)	(6)
Combined net income (loss)	£123	£-	£3	£(14)	£(1)	£111	$142

Condensed Combined Income Statements for the six months ended September 30, 2018
Reclassifications and IFRS to U.S. GAAP Adjustments
	RPC IFRS Reported	Reclasses	Pension	Contract Provisions	Intangibles	RPC U.S. GAAP (in GBP)	RPC U.S. GAAP (in USD)
(in millions)
Net Sales	£1,892	£(81)	£-	£-	£-	£1,811	$2,411
Cost of goods sold		1,463	(1)	10	-	1,472	1,960
Selling, general and administrative		133		-	2	135	180
Restructuring and impairments		3		-	-	3	3
Operating costs	1,682	(1,682)	-	-	-	-	-
Amortization of intangibles	26	2	-	-	-	28	37
Operating income	184	-	1	(10)	(2)	173	231
Other expense (income), net	-	-	-	-	-	-	-
Interest expense, net	30	-	-	-	-	30	40
Income (loss) before taxes	154	-	1	(10)	(2)	143	191
Income tax expense (benefit)	35	-	-	(3)	(1)	31	43
Net income (loss) from continuing ops	119	-	1	(7)	(1)	112	148
(Gain)/loss from discontinued operations	29	-	-	-	-	29	39
Combined net income (loss)	£90	£-	£1	£(7)	£(1)	£83	$109

Condensed Combined Income Statements for the fiscal year ended March 31, 2018
Reclassifications and IFRS to U.S. GAAP Adjustments
	RPC IFRS Reported	Reclasses	Pension	Contract Provisions	Intangibles	RPC U.S. GAAP (in GBP)	RPC U.S. GAAP (in USD)
(in millions)
Net Sales	£3,538	£(161)	£-	£-	£-	£3,377	$4,481
Cost of goods sold	-	2,713	-	32	-	2,745	3,642
Selling, general and administrative	-	254	-	-	5	259	343
Restructuring and impairments	-	7	-	-	-	7	9
Operating costs	3,139	(3,139)	-	-	-	-	-
Amortization of intangibles	50	4	-	-	-	54	71
Operating income	349	-	-	(32)	(5)	312	416
Other expense (income), net	(1)	-	-	-	-	(1)	(1)
Interest expense, net	39	-	(8)	-	-	31	42
Income (loss) before taxes	311	-	8	(32)	(5)	282	375
Income tax expense (benefit)	64	-	2	(8)	(1)	57	75
Net income (loss) from continuing ops	247	-	6	(24)	(4)	225	300
(Gain)/loss from discontinued operations	(7)	-	-	-	-	(7)	(9)
Combined net income (loss)	£254	£-	£6	£(24)	£(4)	£232	$309

Condensed Combined Income Statements for the fiscal year ended March 31, 2019
Reclassifications and IFRS to U.S. GAAP Adjustments
	RPC IFRS Reported	Reclasses	Pension	Contract Provisions	Intangibles	RPC U.S. GAAP (in GBP)	RPC U.S. GAAP (in USD)
(in millions)
Net Sales	£3,771	£(161)	£-	£-	£-	£3,610	$4,794
Cost of goods sold	-	2,912	(2)	14	-	2,924	3,882
Selling, general and administrative	-	272	-	-	6	278	370
Restructuring and impairments	-	59	-	-	-	59	78
Operating costs	3,408	(3,408)	-	-	-	-	-
Amortization of intangibles	52	4	-	-	-	56	74
Operating income	311	-	2	(14)	(6)	293	390
Other expense (income), net	(1)	-	-	-	-	(1)	(1)
Interest expense, net	57	-	(9)	-	-	48	63
Income (loss) before taxes	255	-	11	(14)	(6)	246	328
Income tax expense (benefit)	67	-	3	(3)	(2)	65	86
Net income (loss) from continuing ops	188	-	8	(11)	(4)	181	242
(Gain)/loss from discontinued operations	41	-	-	-	-	41	55
Combined net income (loss)	£147	£-	£8	£(11)	£(4)	£140	$187